Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,181	$1,492
Short-term investments	1,447	1,318
Accounts receivable, net	115	96
Mortgage loans held for sale	195	100
Prepaid expenses and other current assets	189	140
Restricted cash	2	3
Total current assets	3,129	3,149
Contract cost assets	23	23
Property and equipment, net	356	328
Right of use assets	63	73
Goodwill	2,818	2,817
Intangible assets, net	222	241
Other assets	17	21
Total assets	$6,628	$6,652
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$39	$28
Accrued expenses and other current liabilities	111	107
Accrued compensation and benefits	46	47
Borrowings under credit facilities	182	93
Deferred revenue	59	52
Lease liabilities, current portion	16	37
Convertible senior notes, current portion	1,025	607
Total current liabilities	1,478	971
Lease liabilities, net of current portion	89	95
Convertible senior notes, net of current portion	497	1,000
Other long-term liabilities	63	60
Total liabilities	2,127	2,126
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,322	6,301
Accumulated other comprehensive loss	(11)	(5)
Accumulated deficit	(1,810)	(1,770)
Total shareholders’ equity	4,501	4,526
Total liabilities and shareholders’ equity	$6,628	$6,652

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$572	$506	$1,101	$975
Cost of revenue (1)	130	104	253	196
Gross profit	442	402	848	779
Operating expenses:
Sales and marketing (1)	205	173	371	329
Technology and development (1)	144	140	291	277
General and administrative (1)	131	153	263	276
Impairment and restructuring costs	—	2	6	8
Acquisition-related costs	—	1	—	1
Total operating expenses	480	469	931	891
Loss from operations	(38)	(67)	(83)	(112)
Loss on extinguishment of debt	(1)	—	(1)	—
Other income, net	34	42	67	74
Interest expense	(10)	(9)	(19)	(18)
Loss before income taxes	(15)	(34)	(36)	(56)
Income tax expense	(2)	(1)	(4)	(1)
Net loss	$(17)	$(35)	$(40)	$(57)
Net loss per share - basic and diluted	$(0.07)	$(0.15)	$(0.17)	$(0.24)
Weighted-average shares outstanding - basic and diluted	233,453	233,629	234,074	234,023
(1) Includes share-based compensation expense as follows:
Cost of revenue	$4	$4	$8	$8
Sales and marketing	20	19	38	35
Technology and development	42	42	84	81
General and administrative	47	65	91	109
Total share-based compensation	$113	$130	$221	$233
Adjusted EBITDA (2)	$134	$111	$259	$215
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net loss	$(40)	$(57)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	115	85
Share-based compensation	221	233
Amortization of right of use assets	6	12
Amortization of contract cost assets	9	11
Amortization of debt issuance costs	3	3
Impairment costs	6	6
Accretion of bond discount	(17)	(20)
Other adjustments to reconcile net loss to net cash provided by operating activities	8	(5)
Changes in operating assets and liabilities:
Accounts receivable	(19)	(19)
Mortgage loans held for sale	(95)	(32)
Prepaid expenses and other assets	(49)	(30)
Contract cost assets	(9)	(11)
Lease liabilities	(27)	(15)
Accounts payable	11	—
Accrued expenses and other current liabilities	6	27
Accrued compensation and benefits	(1)	2
Deferred revenue	7	5
Other long-term liabilities	—	(2)
Net cash provided by operating activities	135	193
Investing activities
Proceeds from maturities of investments	474	806
Purchases of investments	(591)	(638)
Purchases of property and equipment	(76)	(66)
Purchases of intangible assets	(14)	(18)
Net cash provided by (used in) investing activities	(207)	84
Financing activities
Net borrowings on warehouse line of credit and repurchase agreements	89	29
Repurchases of Class A common stock and Class C capital stock	(301)	(236)
Settlement of long-term debt	(89)	—
Proceeds from exercise of stock options	61	30
Net cash used in financing activities	(240)	(177)
Net increase (decrease) in cash, cash equivalents and restricted cash during period	(312)	100
Cash, cash equivalents and restricted cash at beginning of period	1,495	1,468
Cash, cash equivalents and restricted cash at end of period	$1,183	$1,568
Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$40	$38
Write-off of fully depreciated property and equipment	20	16

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of share-based compensation, impairment and restructuring costs, acquisition-related costs, loss on extinguishment of debt and income taxes. This measure is not a key metric used by our management or board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of share-based compensation, impairment and restructuring costs, acquisition-related costs, loss on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss, as reported	$(17)	$(35)	$(40)	$(57)
Share-based compensation	113	130	221	233
Impairment and restructuring costs	—	2	6	8
Acquisition-related costs	—	1	—	1
Loss on extinguishment of debt	1	—	1	—
Income taxes	2	1	4	1
Net income, adjusted	$99	$99	$192	$186
Non-GAAP net income per share:
Basic	$0.42	$0.42	$0.82	$0.80
Diluted	$0.39	$0.39	$0.75	$0.74
Weighted-average shares outstanding:
Basic	233,453	233,629	234,074	234,023
Diluted	261,365	263,455	263,891	262,786
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Denominator for basic calculation	233,453	233,629	234,074	234,023
Effect of dilutive securities:
Option awards	1,356	1,774	2,286	1,516
Unvested restricted stock units	1,110	2,606	2,085	1,801
Convertible senior notes due in 2024 and 2026	25,446	25,446	25,446	25,446
Denominator for dilutive calculation	261,365	263,455	263,891	262,786

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages):

	Three Months Ended June 30,		2023 to 2024 % Change	Six Months Ended June 30,		2023 to 2024 % Change
	2024	2023		2024	2023
Visits (1)	2,495	2,391	4%	4,811	4,629	4%
Average monthly unique users (2)	231	232	—%	224	225	—%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow measures visits with an internal measurement tool, StreetEasy measures visits with Google Analytics, and Trulia measures visits with Adobe Analytics.

(2) Zillow measures unique users with an internal measurement tool, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended June 30,		2023 to 2024 % Change	Six Months Ended June 30,		2023 to 2024 % Change
	2024	2023		2024	2023
Purchase loan origination volume	$756	$336	125%	$1,357	$595	128%
Refinance loan origination volume	3	4	(25)%	8	7	14%
Total loan origination volume	$759	$340	123%	$1,365	$602	127%